Exhibit 99.1

News Release

Ashland reports preliminary financial results for second quarter of fiscal 2018 that exceed previous guidance and raises earnings outlook for the year

•	Growth in Specialty Ingredients sales and adjusted earnings drove strong results in the quarter
•	Company raises 2018 earnings guidance based on strengthening outlook in all three operating segments
•	Announces plan to accelerate EBITDA margin expansion within Specialty Ingredients

COVINGTON, KENTUCKY, May 1, 2018 – Ashland Global Holdings Inc. (NYSE: ASH), a premier global specialty chemicals company serving customers in a wide range of consumer and industrial markets, today announced preliminary(1) financial results for the second quarter of fiscal 2018:

•	Sales grew 21 percent year-over-year to $974 million.
•	Reported net earnings were $73 million, while earnings from continuing operations were $66 million, or $1.04 per diluted share;
•

On an adjusted basis, income from continuing operations was $67 million, or $1.06 per diluted share, compared to our previous guidance of $0.80-$0.90 per share, driven by stronger operating results and a lower effective tax rate.

•	Adjusted EBITDA was $179 million, up 30 percent from the year-ago period.

“All three operating segments generated robust growth in sales and adjusted EBITDA,” said William A. Wulfsohn, Ashland chairman and chief executive officer. “Our Specialty Ingredients team succeeded in growing overall sales by 19 percent, including 5 percent organic growth from strong volumes, improved product mix and continued pricing actions. All end markets improved, with pharma leading the way with a 17 percent sales increase, driven largely by increased capacity from our asset utilization initiatives. In addition, Pharmachem results improved sequentially, as expected, and made a strong contribution in the quarter. Together, this broad-based growth contributed to a 20 percent increase in adjusted EBITDA, to $153 million, and a 40-basis-point increase in adjusted EBITDA margin, to 23.7 percent, within the segment. Meanwhile, the Composites team continued to deliver strong sales and earnings growth from volume/mix improvements, pricing discipline and contributions from the plant in France acquired last year. Within Intermediates and Solvents, the team delivered an 18 percent increase in sales through strong pricing and favorable currency.”

He continued: “The Ashland team is generating broad-based sales and earnings momentum as we enter the second half of the fiscal year, with all three of our operating segments on track to meet or exceed their original financial targets for the year. As a result, we have increased our outlook for the year and now expect adjusted earnings per share in the range of $3.30 to $3.50 in fiscal 2018, which would represent growth of 35-45 percent compared to the previous year. This momentum is being driven by specific actions to sustain and grow Ashland’s premium mix, such as through new market strategies and successful product introductions that reinforce our brand promise of ‘always solving’ for our customers. We have also taken action to enhance our competitiveness by focusing on improved asset utilization, value selling and cost management. We have made important progress in many of these areas, as evident in our financial results in the first half of the year, but there is more work to be done. We expect these initiatives to gain greater traction beginning in the third quarter and continuing thereafter.”

Today Ashland also announced a program to eliminate a total of $120 million of existing corporate and Specialty Ingredients SG&A expenses, along with facility-related costs. Under this program:

•

Approximately $70 million of corporate costs allocated to the Composites business and to the butanediol manufacturing facility in Marl, Germany, are expected to be offset or eliminated through transfers and reductions.

•

Approximately $50 million of costs are expected to be eliminated to drive improved profitability in Specialty Ingredients and accelerate achievement of its adjusted EBITDA margin target of 25-27 percent.

“As we work to position Ashland with a more streamlined portfolio focused on specialty ingredients, we are also taking the opportunity to create a leaner, more competitive cost structure. Under this program, we will be taking action to drive fundamental change across our global organization and redefine how our teams work together. We believe these actions will speed decision making, improve operating efficiency and drive a more customer-centric organization while lowering costs. We expect to achieve the full run-rate savings by end of calendar year 2019, leading to improved margins that should generate enhanced value for shareholders,” Wulfsohn said.

Reportable Segment Performance and Outlook

To aid in the understanding of Ashland’s ongoing business performance, the results of Ashland’s reportable segments are described below on an adjusted basis. In addition, EBITDA, or adjusted EBITDA, is reconciled to operating income in Table 5 of this news release.  In addition, free cash flow is reconciled in Table 7 and adjusted earnings per share is reconciled in Table 8 of this news release. (For a more detailed review of the segment results, please refer to the Investor Relations section of ashland.com to review the slides filed with the Securities and Exchange Commission in conjunction with this earnings release.) These adjusted results are considered non-GAAP financial measures.  For a full description of the non-GAAP financial measures used, see the “use of Non-GAAP measures” section that further describes these adjustments on page 4.

Specialty Ingredients

•

Sales increased 19 percent, to $646 million, driven by strong volumes and improved product mix in addition to the contribution from the Pharmachem acquisition. Personal Care and Adhesives sales both rose 7 percent, Coatings sales climbed 4 percent and Construction/Energy improved 8 percent. Favorable currency contributed 4 percentage points to the top-line growth.

•	Selling, General and Administrative (SG&A) costs increased 9 percent, driven by the Pharmachem acquisition and foreign currency. SG&A was down, however, after excluding these items.
•	Adjusted EBITDA rose 20 percent, to $153 million, driven by these strong results, and adjusted EBITDA margin grew by 40 basis points to 23.7 percent.

Composites

•

Sales climbed 28 percent, to $238 million, as the team generated strong organic growth from continued pricing discipline through an ongoing focus on commercial excellence and value selling, as well as business growth in North America, South America and India.

•	Adjusted EBITDA grew 39 percent, to $25 million.

Intermediates & Solvents

•	Sales increased 18 percent, to $90 million, driven by continued strong pricing and favorable currency.
•	Adjusted EBITDA in the quarter was $12 million, compared to approximately $5 million a year ago.

Balance Sheet and Cash Flow

•	Total debt was $2.6 billion.
•	Net debt was $2.4 billion.

•	During the quarter, cash provided by operating activities from continuing operations totaled $23 million compared to $58 million in the prior-year period.
•

Free cash flow was ($13) million compared to $17 million in the prior year. These figures include $6 million in restructuring payments in the second quarter of fiscal 2018, and $11 million in the year-ago period.

Outlook

Ashland today raised its adjusted earnings guidance for fiscal 2018 to a range of $3.30 - $3.50 per share based on strengthening outlooks for each of its operating segments. The company also reiterated its outlook for more than $220 million in free cash flow in fiscal 2018. Please see the table below for additional details related to the company’s fiscal 2018 financial outlook.

Although Ashland provides forward-looking guidance for adjusted EBITDA, free cash flow and adjusted diluted earnings per share, Ashland is not reaffirming or providing forward-looking guidance for U.S. GAAP-reported financial measures or a reconciliation of forward-looking non-GAAP financial measures to the most directly comparable U.S. GAAP measure. Such reconciliations have not been included because Ashland is unable, without unreasonable efforts, to estimate and quantify the most directly comparable U.S. GAAP components, largely because predicting our future operating results is subject to many factors not in Ashland’s control and not readily predictable and that are not part of Ashland’s routine operating activities, including various domestic and international economic, political, legislative, regulatory and legal factors.

	Prior FY2018 Outlook	Updated
Adjusted EBITDA
-Specialty Ingredients	$560 - $590 million	$565 - $585 million
-Composites	$85 - $95 million	$90 - $100 million
-Intermediates & Solvents	$40 - $50 million	$50 - $60 million
-Unallocated and other	($35 - $45 million)	No change

Key Operating Metrics
-Free cash flow	>$220 million	No change
-Adjusted earnings per share (EPS)	$2.90 - $3.10	$3.30 - $3.50

Corporate Items
-Depreciation & amortization	~$290 million	~$300 million
-Interest expense	$125 - $135 million	$123 - $128 million
-Effective tax rate	16 - 20%	13 - 17%
-Capital expenditures	$195 - $205 million	No change
-Diluted share count	~64 million	No change

For the third quarter of fiscal 2018, Ashland expects adjusted earnings in the range of $0.95-$1.05 per diluted share, compared to $0.83 in the prior-year period. This estimate assumes an effective tax rate of 17 percent for the third quarter.

For additional information on Ashland’s second-quarter financial results, please see the slide presentation accompanying this news release.

Conference Call Webcast

Ashland will host a live webcast of its second-quarter conference call with securities analysts at 9 a.m. EDT Wednesday, May 2, 2018. The webcast will be accessible through Ashland’s website at http://investor.ashland.com. Following the live event, an archived version of the webcast and supporting materials will be available for 12 months.

Use of Non-GAAP Measures

Ashland believes that by removing the impact of depreciation and amortization and excluding certain non-cash charges, amounts spent on interest and taxes and certain other charges that are highly variable from year to year, EBITDA and Adjusted EBITDA provide Ashland’s investors with performance measures that reflect the impact to operations from trends in changes in sales, margin and operating expenses, providing a perspective not immediately apparent from net income and operating income. The adjustments Ashland makes to derive the non-GAAP measures of EBITDA and Adjusted EBITDA exclude items which may cause short-term fluctuations in net income and operating income and which Ashland does not consider to be the fundamental attributes or primary drivers of its business. EBITDA and Adjusted EBITDA provide disclosure on the same basis as that used by Ashland’s management to evaluate financial performance on a consolidated and reportable segment basis and provide consistency in our financial reporting, facilitate internal and external comparisons of Ashland’s historical operating performance and its business units and provide continuity to investors for comparability purposes.

Key items are defined as financial effects from significant transactions that, either by their nature or amount, have caused short-term fluctuations in net income and/or operating income which Ashland does not consider to most accurately reflect Ashland’s underlying business performance and trends.  Further, Ashland believes that providing supplemental information that excludes the financial effects of these items in the financial results will enhance the investor’s ability to compare financial performance between reporting periods.

Tax-specific key items are defined as financial transactions, tax law changes or other matters that fall within the definition of key items as described above.  These items relate solely to tax matters and would only be recorded within the income tax caption of the Statement of Consolidated Income.  As with all key items, due to their nature, Ashland does not consider the financial effects of these tax-specific key items on net income to be the most accurate reflection of Ashland’s underlying business performance and trends.

The free cash flow metric enables Ashland to provide a better indication of the ongoing cash being generated that is ultimately available for both debt and equity holders as well as other investment opportunities. Unlike cash flow provided by operating activities, free cash flow includes the impact of capital expenditures from continuing operations, providing a more complete picture of cash generation. Free cash flow has certain limitations, including that it does not reflect adjustment for certain non-discretionary cash flows such as mandatory debt repayments. The amount of mandatory versus discretionary expenditures can vary significantly between periods.

Adjusted diluted earnings per share is a performance measure used by Ashland and is defined by Ashland as earnings (loss) from continuing operations, adjusted for identified key items and divided by the number of outstanding diluted shares of common stock.  Ashland believes this measure provides investors additional insights into operational performance by providing the diluted earnings per share metric that excludes the effect of the identified key items and tax specific key items.

About Ashland
Ashland Global Holdings Inc. (NYSE: ASH) is a premier global specialty chemicals company serving customers in a wide range of consumer and industrial markets, including adhesives, architectural coatings, automotive, construction, energy, food and beverage, personal care and pharmaceutical. At Ashland, we are approximately 6,500 passionate, tenacious solvers – from renowned scientists and research chemists to talented engineers and plant operators – who thrive on developing practical, innovative and elegant solutions to complex problems for customers in more than 100 countries. Visit ashland.com to learn more.

C-ASH

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Ashland has identified some of these forward-looking statements with words such as “anticipates,” “believes,” “expects,” “estimates,” “is likely,” “predicts,” “projects,” “forecasts,” “objectives,” “may,” “will,” “should,” “plans” and “intends” and the negative of these words or other comparable terminology. Ashland may from time to time make forward-looking statements in its annual reports, quarterly reports and other filings with the SEC, news releases and other written and oral communications. These forward-looking statements are based on Ashland’s expectations and assumptions, as of the date such statements are made, regarding Ashland’s future operating performance and financial condition, as well as the economy and other future events or circumstances. Ashland’s expectations and assumptions include, without limitation, internal forecasts and analyses of current and future market conditions and trends, management plans and strategies, operating efficiencies and economic conditions (such as prices, supply and demand, cost of raw materials, and the ability to recover raw-material cost increases through price increases), and risks and uncertainties associated with the following: the program to eliminate certain existing corporate and Specialty Ingredients expenses (including the possibility that such cost eliminations may not occur or may take longer to implement than anticipated), the expected divestiture of its Composites segment and for the  butanediol (BDO) manufacturing facility in Marl, Germany, and related merchant Intermediates and Solvents (I&S) products (including, in each case, the possibility that a transaction may not occur or that, if a transaction does occur, Ashland may not realize the anticipated benefits from such transaction), the impact of acquisitions and/or divestitures Ashland has made or may make, including the acquisition of Pharmachem (including the possibility that Ashland may not realize the anticipated benefits from such transactions); Ashland’s substantial indebtedness (including the possibility that such indebtedness and related restrictive covenants may adversely affect Ashland’s future cash flows, results of operations, financial condition and its ability to repay debt); Ashland’s ability to generate sufficient cash to finance its stock repurchase plans; the potential that Ashland does not realize all of the expected benefits of the separation of its Valvoline business; the potential that the Tax Cuts and Jobs Act enacted on December 22, 2017, will have a negative impact on Ashland’s financial results; and severe weather, natural disasters, cyber events and legal proceedings and claims (including product recalls, environmental and asbestos matters). Various risks and uncertainties may cause actual results to differ materially from those stated, projected or implied by any forward-looking statements, including, without limitation, risks and uncertainties affecting Ashland that are described in Ashland’s most recent Form 10-K (including Item 1A Risk Factors) filed with the SEC, which is available on Ashland’s website at http://investor.ashland.com or on the SEC’s website at http://www.sec.gov. Ashland believes its expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved. Unless legally required, Ashland undertakes no obligation to update any forward-looking statements made in this news release whether as a result of new information, future events or otherwise.

(1) Preliminary Results

Financial results are preliminary until Ashland’s Form 10-Q is filed with the SEC.

™ Trademark, Ashland or its subsidiaries, registered in various countries.

FOR FURTHER INFORMATION:

Investor Relations:	Media Relations:
Seth A. Mrozek	Gary Rhodes
+1 (859) 815-3527	+1 (859) 815-3047
samrozek@ashland.com	glrhodes@ashland.com

Ashland Global Holdings Inc. and Consolidated Subsidiaries				Table 1
STATEMENTS OF CONSOLIDATED INCOME (LOSS)
(In millions except per share data - preliminary and unaudited)

	Three months ended		Six months ended
	March 31		March 31
	2018	2017	2018	2017

Sales	$974	$806	$1,816	$1,510
Cost of sales	699	578	1,312	1,093
GROSS PROFIT	275	228	504	417
Selling, general and administrative expense	163	155	334	312
Research and development expense	21	21	43	41
Equity and other income	4	1	6	4
OPERATING INCOME	95	53	133	68
Net interest and other financing expense	29	29	59	152
Other net periodic benefit income	1	-	1	3
Net loss on divestitures	-	-	1	1
INCOME (LOSS) FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	67	24	74	(82)
Income tax expense (benefit)	1	(5)	15	(45)
INCOME (LOSS) FROM CONTINUING OPERATIONS	66	29	59	(37)
Income from discontinued operations (net of taxes)	7	76	10	152
NET INCOME	73	105	69	115
Net income attributable to noncontrolling interest	-	13	-	24
NET INCOME ATTRIBUTABLE TO ASHLAND	$73	$92	$69	$91

DILUTED EARNINGS PER SHARE
Income (loss) from continuing operations	$1.04	$0.46	$0.93	$(0.59)
Income from discontinued operations attributable to Ashland	0.11	1.01	0.15	2.06
Net income attributable to Ashland	$1.15	$1.47	$1.08	$1.47

AVERAGE DILUTED COMMON SHARES OUTSTANDING (a)	64	63	64	62

SALES
Specialty Ingredients	$646	$544	$1,196	$1,026
Composites	238	186	456	351
Intermediates and Solvents	90	76	164	133
	$974	$806	$1,816	$1,510

OPERATING INCOME (LOSS)
Specialty Ingredients	$89	$74	$131	$114
Composites	19	13	36	29
Intermediates and Solvents	4	(3)	13	(11)
Unallocated and other	(17)	(31)	(47)	(64)
	$95	$53	$133	$68

(a)

As a result of the loss from continuing operations for the six months ended March 31, 2017, the effect of the share-based awards convertible to common shares would be anti-dilutive.  In accordance with U.S. GAAP, they have been excluded from the diluted earnings per share calculation.

Ashland Global Holdings Inc. and Consolidated Subsidiaries		Table 2
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions - preliminary and unaudited)

	March 31	September 30
	2018	2017
ASSETS
Current assets
Cash and cash equivalents	$225	$566
Accounts receivable	717	612
Inventories	649	634
Other assets	122	91
Total current assets	1,713	1,903

Noncurrent assets
Property, plant and equipment
Cost	3,859	3,762
Accumulated depreciation	1,919	1,792
Net property, plant and equipment	1,940	1,970

Goodwill	2,503	2,465
Intangibles	1,290	1,319
Restricted investments	303	302
Asbestos insurance receivable	203	209
Deferred income taxes	28	28
Other assets	461	422
Total noncurrent assets	6,728	6,715

Total assets	$8,441	$8,618

LIABILITIES AND EQUITY
Current liabilities
Short-term debt	$59	$235
Trade and other payables	387	409
Accrued expenses and other liabilities	266	324
Total current liabilities	712	968

Noncurrent liabilities
Long-term debt	2,579	2,584
Asbestos litigation reserve	665	694
Deferred income taxes	243	375
Employee benefit obligations	190	191
Other liabilities	541	400
Total noncurrent liabilities	4,218	4,244

Stockholders' equity	3,511	3,406

Total liabilities and stockholders' equity	$8,441	$8,618

Ashland Global Holdings Inc. and Consolidated Subsidiaries			Table 3
STATEMENTS OF CONSOLIDATED CASH FLOWS
(In millions - preliminary and unaudited)
	Three months ended		Six months ended
	March 31		March 31
	2018	2017	2018	2017
CASH FLOWS PROVIDED (USED) BY OPERATING ACTIVITIES
FROM CONTINUING OPERATIONS
Net income	$73	$105	$69	$115
Income from discontinued operations (net of taxes)	(7)	(76)	(10)	(152)
Adjustments to reconcile income from continuing operations to cash flows from operating activities
Depreciation and amortization	82	67	161	134
Original issue discount and debt issuance cost amortization	2	3	4	97
Deferred income taxes	(4)	(2)	4	-
Stock based compensation expense	6	4	13	9
Excess tax benefit on stock based compensation	1	2	2	2
Gain on early retirement of debt	-	-	-	(3)
Realized gains and investment income on available-for-sale securities	(5)	(4)	(8)	(7)
Net loss on divestitures	-	-	1	1
Pension contributions	(5)	(4)	(7)	(4)
Gain on post-employment plan remeasurement	-	-	-	(2)
Change in operating assets and liabilities (a)	(120)	(37)	(229)	(192)
Total cash provided (used) by operating activities from continuing operations	23	58	-	(2)

CASH FLOWS PROVIDED (USED) BY INVESTING ACTIVITIES
FROM CONTINUING OPERATIONS
Additions to property, plant and equipment	(36)	(41)	(60)	(73)
Proceeds from disposal of property, plant and equipment	-	-	1	-
Purchase of operations - net of cash acquired	(11)	-	(11)	-
Proceeds (uses) from sale of operations	-	(1)	1	(1)
Life insurance payments	(37)	-	(37)	-
Net purchase of funds restricted for specific transactions	(4)	-	(8)	(2)
Reimbursements from restricted investments	12	12	17	12
Proceeds from sales of available-for-sale securities	12	19	17	19
Purchases of available-for-sale securities	(12)	(19)	(17)	(19)
Proceeds from the settlement of derivative instruments	-	-	-	4
Payments for the settlement of derivative instruments	-	(2)	(3)	(3)
Total cash used by investing activities from continuing operations	(76)	(32)	(100)	(63)

CASH FLOWS PROVIDED (USED) BY FINANCING ACTIVITIES
FROM CONTINUING OPERATIONS
Repayment of long-term debt	(1)	(15)	(3)	(254)
Premium on long-term debt repayment	-	-	-	(5)
Proceeds from (repayment of) short-term debt	(301)	3	(181)	(151)
Debt issuance costs	-	2	-	(2)
Cash dividends paid	(14)	(24)	(28)	(48)
Stock based compensation employee withholding taxes paid in cash	(3)	(5)	(8)	(13)
Total cash used by financing activities from continuing operations	(319)	(39)	(220)	(473)
CASH USED BY CONTINUING OPERATIONS	(372)	(13)	(320)	(538)
Cash provided (used) by discontinued operations
Operating cash flows	(7)	(10)	(24)	60
Investing cash flows	-	(69)	-	(79)
Financing cash flows	-	(7)	-	(17)
Effect of currency exchange rate changes on cash and cash equivalents	3	-	3	(10)
DECREASE IN CASH AND CASH EQUIVALENTS	(376)	(99)	(341)	(584)
CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	601	468	566	1,017
Change in cash and cash equivalents held by Valvoline	-	101	-	37
CASH AND CASH EQUIVALENTS - END OF PERIOD	$225	$470	$225	$470

DEPRECIATION AND AMORTIZATION
Specialty Ingredients	$64	$53	$126	$107
Composites	6	5	11	10
Intermediates and Solvents	8	8	15	16
Unallocated and other	4	1	9	1
	$82	$67	$161	$134
ADDITIONS TO PROPERTY, PLANT AND EQUIPMENT
Specialty Ingredients	$26	$32	$45	$58
Composites	4	5	7	7
Intermediates and Solvents	2	2	3	5
Unallocated and other	4	2	5	3
	$36	$41	$60	$73

(a)	Excludes changes resulting from operations acquired or sold.

Ashland Global Holdings Inc. and Consolidated Subsidiaries				Table 4
INFORMATION BY INDUSTRY SEGMENT
(In millions - preliminary and unaudited)

	Three months ended		Six months ended
	March 31		March 31
	2018	2017	2018	2017
SPECIALTY INGREDIENTS
Sales per shipping day	$10.1	$8.5	$9.6	$8.2
Metric tons sold (thousands)	84.0	80.7	157.0	153.3
Gross profit as a percent of sales (a)	33.6%	34.8%	32.6%	33.5%
COMPOSITES
Sales per shipping day	$3.7	$2.9	$3.6	$2.8
Metric tons sold (thousands)	97.1	84.7	188.3	163.1
Gross profit as a percent of sales (a)	18.9%	18.5%	18.6%	19.7%
INTERMEDIATES AND SOLVENTS
Sales per shipping day	$1.4	$1.2	$1.3	$1.1
Metric tons sold (thousands)	38.0	43.2	70.7	75.4
Gross profit as a percent of sales (a)	13.4%	5.5%	17.0%	2.8%

(a)	Gross profit as a percent of sales is defined as sales, less cost of sales divided by sales.

Ashland Global Holdings Inc. and Consolidated Subsidiaries		Table 5
RECONCILIATION OF NON-GAAP DATA - ADJUSTED EBITDA
(In millions - preliminary and unaudited)

	Three months ended
	March 31
Adjusted EBITDA - Ashland Global Holdings Inc.	2018	2017
Net income	$73	$105
Income tax expense (benefit)	1	(5)
Net interest and other financing expense	29	29
Depreciation and amortization (a)	76	66
EBITDA	179	195
Income from discontinued operations (net of taxes)	(7)	(76)
Operating key items (see Table 6)	7	19
Adjusted EBITDA	$179	$138

Adjusted EBITDA - Specialty Ingredients
Operating income	$89	$74
Add:
Depreciation and amortization (a)	62	53
Operating key items (see Table 6)	2	-
Adjusted EBITDA	$153	$127

Adjusted EBITDA - Composites
Operating income	$19	$13
Add:
Depreciation and amortization	6	5
Operating key items (see Table 6)	-	-
Adjusted EBITDA	$25	$18

Adjusted EBITDA - Intermediates and Solvents
Operating income (loss)	$4	$(3)
Add:
Depreciation and amortization	8	8
Operating key items (see Table 6)	-	-
Adjusted EBITDA	$12	$5

(a)

Depreciation and amortization excludes accelerated depreciation of $4 million and $1 million for Unallocated and other for the three months ended March 31, 2018 and 2017, respectively, and $2 million for Specialty Ingredients for the three months ended March 31, 2018, which are included as key items within this table.

Ashland Global Holdings Inc. and Consolidated Subsidiaries				Table 6
SEGMENT COMPONENTS OF KEY ITEMS FOR APPLICABLE INCOME STATEMENT CAPTIONS
(In millions - preliminary and unaudited)

	Three Months Ended March 31, 2018
	Specialty Ingredients	Composites	Intermediates and Solvents	Unallocated & Other	Total
OPERATING INCOME (LOSS)
Operating key items:
Separation, restructuring and other costs	$(2)	$-	$-	$(10)	$(12)
Legal settlement	-	-	-	5	5
All other operating income (loss)	91	19	4	(12)	102
Operating income (loss)	89	19	4	(17)	95

NET INTEREST AND OTHER FINANCING EXPENSE				29	29

OTHER NET PERIODIC BENEFIT INCOME				1	1

INCOME TAX EXPENSE (BENEFIT)
Tax effect of key items (a)				(2)	(2)
Tax specific key items (b)				(4)	(4)
All other income tax expense				7	7
				1	1
INCOME (LOSS) FROM CONTINUING OPERATIONS	$89	$19	$4	$(46)	$66

	Three Months Ended March 31, 2017
	Specialty Ingredients	Composites	Intermediates and Solvents	Unallocated & Other	Total
OPERATING INCOME (LOSS)
Operating key items:
Separation costs	$-	$-	$-	$(19)	$(19)
All other operating income (loss)	74	13	(3)	(12)	72
Operating income (loss)	74	13	(3)	(31)	53

NET INTEREST AND OTHER FINANCING EXPENSE				29	29

INCOME TAX EXPENSE (BENEFIT)
Tax effect of key items (a)				(5)	(5)
All other income tax expense				-	-
				(5)	(5)
INCOME (LOSS) FROM CONTINUING OPERATIONS	$74	$13	$(3)	$(55)	$29

(a)	Represents the tax effect of the key items that are previously identified above.
(b)

Represents key items resulting from tax specific financial transactions, tax law changes or other matters that fall within the definition of tax specific key items.  See Table 8 for additional information.

Ashland Global Holdings Inc. and Consolidated Subsidiaries				Table 7
RECONCILIATION OF NON-GAAP DATA - FREE CASH FLOW AND ADJUSTED OPERATING INCOME
(In millions - preliminary and unaudited)

	Three months ended		Six months ended
	March 31		March 31
Free cash flow (a)	2018	2017	2018	2017
Total cash flows provided (used) by operating activities from continuing operations	$23	$58	$-	$(2)
Adjustments:
Additions to property, plant and equipment	(36)	(41)	(60)	(73)
Free cash flows	$(13)	$17	$(60)	$(75)

(a)	Free cash flow is defined as cash flows provided (used) by operating activities less additions to property, plant and equipment and other items Ashland has deemed non operational (if applicable).

	Three months ended		Six months ended
	March 31		March 31
	2018	2017	2018	2017
Operating income (as reported)	$95	$53	$133	$68
Key items, before tax:
Separation, restructuring and other costs	12	19	27	42
Legal settlement/reserve	(5)	-	(5)	5
Environmental reserve adjustments	-	-	11	-
Adjusted operating income (non-GAAP)	$102	$72	$166	$115

Table 8

Ashland Global Holdings Inc. and Consolidated Subsidiaries
RECONCILIATION OF NON-GAAP DATA - ADJUSTED INCOME FROM CONTINUING OPERATIONS AND DILUTED EPS
(In millions except per share data - preliminary and unaudited)
	Three months ended		Six months ended
	March 31		March 31
	2018	2017	2018	2017
Income (loss) from continuing operations (as reported)	$66	$29	$59	$(37)
Key items, before tax:
Separation, restructuring and other costs	12	19	27	42
Legal settlement/reserve	(5)	-	(5)	5
Environmental reserve adjustments	-	-	11	-
Gain on post-employment plan remeasurement	-	-	-	(2)
Debt refinancing costs	-	-	-	92
Key items, before tax	7	19	33	137
Tax effect of key items (a)	(2)	(5)	(10)	(49)
Key items, after tax	5	14	23	88
Tax specific key items:
Deferred tax rate changes	(4)	-	(130)	-
One-time transition tax	-	-	142	-
Other	-	-	-	1
Tax specific key items (b)	(4)	-	12	1
Total key items	1	14	35	89
Adjusted income from continuing operations (non-GAAP)	$67	$43	$94	$52

	Three months ended		Six months ended
	March 31		March 31
	2018	2017	2018	2017
Diluted EPS from continuing operations (as reported)	$1.04	$0.46	$0.93	$(0.59)
Key items, before tax:
Separation, restructuring and other costs	0.19	0.32	0.42	0.69
Legal settlement/reserve	(0.07)	-	(0.07)	0.07
Environmental reserve adjustments	-	-	0.18	-
Gain on post-employment plan remeasurement	-	-	-	(0.04)
Debt refinancing costs	-	-	-	1.48
Key items, before tax	0.12	0.32	0.53	2.20
Tax effect of key items (a)	(0.03)	(0.08)	(0.14)	(0.79)
Key items, after tax	0.09	0.24	0.39	1.41
Tax specific key items:
Deferred tax rate changes	(0.07)	-	(2.06)	-
One-time transition tax	-	-	2.22	-
Other	-	-	-	0.01
Tax specific key items (b)	(0.07)	-	0.16	0.01
Total key items	0.02	0.24	0.55	1.42
Adjusted diluted EPS from continuing operations (non-GAAP)	$1.06	$0.70	$1.48	$0.83

(a)	Represents the tax effect of the key items that are previously identified above.
(b)

Represents key items resulting from tax specific transactions, tax law changes or other matters that fall within the definition of tax specific key items.  These tax specific key items included the following:

-	a favorable adjustment of $4 million related to a deferred tax rate change for a foreign entity during the three months ended March 31, 2018;
-

a favorable adjustment of $126 million for the remeasurement of the domestic deferred tax balances resulting from the enactment of the Tax Cuts and Jobs Act (Tax Act) during the six months ended March 31, 2018; and

-	an unfavorable adjustment of $142 million for a one-time transition tax resulting from the enactment of the Tax Act during the six months ended March 31, 2018.